SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2020

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Credit Agreement

On December 23, 2020 (the “Effective Date”), Walgreens Boots Alliance, Inc. (the “Company”) entered into a revolving credit agreement (the “Credit Agreement”) with the designated borrowers from time to time party thereto (each, a “Designated Borrower”), the lenders from time to time party thereto and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and swing line lender.

The Credit Agreement includes (i) a $1.25 billion senior unsecured 364-day revolving credit facility (the “364-Day Facility”) and (ii) a $2.25 billion senior unsecured 18-month revolving credit facility, with a swing line subfacility commitment amount of $350 million (the “18-Month Facility” and together with the 364-Day Facility, the “Facility”). The 364-Day Facility’s termination date is the earlier of (i) 364 days from the Effective Date (subject to the extension thereof pursuant to the Credit Agreement) and (ii) the date of termination in whole of the aggregate amount of the revolving commitments under the 364-Day Facility pursuant to the Credit Agreement. The 18-Month Facility’s termination date is the earlier of (i) 18 months from the Effective Date (subject to the extension thereof pursuant to the Credit Agreement) and (ii) the date of termination in whole of the aggregate amount of the revolving commitments under the 18-Month Facility pursuant to the Credit Agreement.

The Company will be a borrower under the Credit Agreement. Subject to the terms of the Credit Agreement, the Company and any Designated Borrowers (the “Borrowers”) may borrow, repay and reborrow amounts borrowed under the Facility while the commitments thereunder are in effect. The ability of the Borrowers to request each loan under the Facility from time to time after the Effective Date is subject to the satisfaction (or waiver) of certain customary conditions set forth therein. Loans under the Credit Agreement will be available in U.S. dollars, British Pound Sterling and Euro. Pursuant to the terms of the Credit Agreement, the Company will provide a guarantee (the “Parent Guarantee”) of any obligations of any Designated Borrower under the Credit Agreement.

Borrowings under the Credit Agreement will bear interest at a fluctuating rate per annum equal to, at the applicable Borrower’s option, the Eurocurrency Rate or the Alternate Base Rate (each as defined in the Credit Agreement), in each case, plus an applicable margin (i) in the case of the 364-Day Facility, of 0.95% in the case of Eurocurrency Rate loans and 0.00% in the case of Alternate Base Rate loans and (ii) in the case of the 18-Month Facility, based on the Company’s credit ratings. In addition, the Company has agreed to pay to the lenders under the Credit Agreement certain customary fees, including an upfront fee and an unused commitment fee.

Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Credit Agreement are permissible, in each case, without penalty, subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the Credit Agreement.

The Credit Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type and substantially consistent with those of the Company’s existing revolving credit agreement, dated as of January 18, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Mizuho Credit Agreement”), among the Company, the lenders from time to time party thereto and Mizuho Bank, Ltd., as administrative agent. The Credit Agreement includes a financial covenant requiring that, as of the last day of each fiscal quarter, commencing with the first full quarter ending after the Effective Date, the ratio of Consolidated Debt to Total Capitalization (as those terms are defined in the Credit Agreement) shall not be greater than 0.60:1.00; provided that such ratio is subject to increase in certain circumstances set forth in the Credit Agreement.

The Credit Agreement also contains various events of default (subject to certain grace periods, to the extent applicable), including, events of default for the nonpayment of principal, interest or fees, breach of covenants; payment defaults on, or acceleration under, certain other material indebtedness; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; certain unfunded liabilities under employee benefit plans; certain unsatisfied judgments; certain ERISA violations; the invalidity or unenforceability of the Credit Agreement or any note issued in accordance therewith; and invalidity of the Parent Guarantee.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The lenders under the Credit Agreement and/or their affiliates may have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 1.02	Termination of a Material Contract.

The information set forth in the first paragraph of Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Full Termination of Certain Credit Agreements. The Terminated Credit Agreements (as defined below) were terminated in full in accordance with their terms and conditions as of the Effective Date, and, as of that date, the Company had paid any amounts due in connection with such terminations. For the purposes hereof, the “Terminated Credit Agreements” means the following, each as amended, restated, supplemented or otherwise modified from time to time: (a) $1.325 billion Revolving Credit Agreement, dated as of April 2, 2020, by and among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent; (b) Revolving Credit Agreement, dated as of August 30, 2019, by and among the Company, the lenders from time to time party thereto and UniCredit Bank AG, New York Branch, as administrative agent; (c) Revolving Credit Agreement, dated as of August 30, 2019, by and among the Company, the lenders from time to time party thereto and HSBC Bank USA, N.A., as administrative agent; (d) Revolving Credit Agreement, dated as of August 30, 2019, by and among the Company, the lenders from time to time party thereto and Citibank, N.A., as administrative agent; (e) Revolving Credit Agreement, dated as of April 1, 2020, by and among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent; and (f) Revolving Credit Agreement, dated as of April 7, 2020, by and among the Company, WBA Financial Services Limited, the lenders from time to time party thereto and HSBC Bank PLC, as administrative agent.

Partial Termination of Certain Credit Agreements. As of the Effective Date, the Company terminated (i) $1.5 billion of the commitments under the Mizuho Credit Agreement in accordance with its terms and conditions and, as of such date, the Company had paid any amounts due in connection with such termination and (ii) the New Commitments (as defined in the 2020 Existing Wells Fargo Credit Agreement (as defined below)) in an aggregate amount of $1 billion under the 2020 Existing Wells Fargo Credit Agreement in accordance with its terms and conditions and, as of such date, the Company had paid any amounts due in connection with such termination. For the purposes hereof, the “2020 Existing Wells Fargo Credit Agreement” means the Amended and Restated Revolving Credit Agreement, dated as of April 2, 2020, by and among the Company, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (as amended, restated, supplemented or otherwise modified from time to time).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Revolving Credit Agreement, dated as of December 23, 2020, by and among Walgreens Boots Alliance, Inc., the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent and Swing Line Lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: December 28, 2020	By:	/s/ Joseph B. Amsbary, Jr.
	Title:	Vice President and Corporate Secretary